UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 11, 2004
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                       New Allied Development Corporation
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             (Exact name of registrant as specified in its charter)


          Colorado                       0-08973                 84-0809889
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

18826 Pagentry Place, Monument, Colorado                           80132
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (719) 488-4393
                                                   --------------


            201 East Round Grove Road 1028, Lewisville, Texas 75067
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On November 5, 2004, we entered into that certain Stock Purchase Agreement and Plan of Reorganization (the "Agreement and Reorganization") dated November 5, 2004, among New Allied Development Corporation, Sandwood Investments, S.A., and Patricia Cudd, Esq. Mr. Arturo Campbell, our sole director, also serves as a director of Sandwood. We have no executive officers as of the date of this report. The transaction contemplated by the Agreement and Reorganization closed on November 11, 2004. We issued and sold 6,000,000 shares of our common stock to Sandwood for its payment of $75,000 in cash to us and Sandwood's agreement to cause us to consummate a business combination on or prior to March 4, 2004, with a privately-held company it identifies. A change of control of our company, which is described in more detail in Section 5, Item 5.01 below, resulted from this transaction. As part of the reorganization, we agreed to change our name to a name designated by Sandwood; increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares of common stock; and effectuate a reverse split in our common stock on the basis of not less than one share of common stock for each ten shares outstanding. We further agreed to issue, immediately following the effectiveness of the reverse stock split, 250,000 newly-issued, restricted shares of our common stock to the Morningstar Trust in consideration for its cancellation of that certain unsecured Promissory Note dated March 1994 in the principal amount of $800,000, bearing interest at the rate of 8.5% per annum, due December 31, 1995, and 1,000,000 newly-issued, restricted shares of our common stock to Patricia Cudd, Esq., in consideration for legal services she performed for New Allied through November 11, 2004.


Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

     On November 11, 2004, we issued and sold 6,000,000 shares of our common stock to Sandwood Investments, S.A., a Panamanian corporation, in consideration for Sandwood's agreement to cause us to consummate a business combination on or prior to March 4, 2004, with a privately-held company identified by Sandwood whose business is operated legally and on a going concern basis. The issuance and sale of the shares of common stock to Sandwood was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering. Sandwood represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares, and an appropriate legend was affixed to the stock certificate issued in the transaction. Sandwood had adequate access to information, and an opportunity to ask questions, about us.




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Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

     On November 11, 2004, we issued and sold 6,000,000 newly-issued, restricted shares of common stock to Sandwood Investments, S.A., a Panamanian corporation, pursuant to that certain Stock Purchase Agreement and Plan of Reorganization dated November 5, 2004, among New Allied Development Corporation, Sandwood Investments, S.A., and Patricia Cudd, Esq. The aggregate 6,000,000 shares of our common stock owned of record and beneficially by Sandwood as a result of the Agreement and Reorganization represents approximately 69.3% of our voting securities as of the date of this report. Sandwood paid us $75,000 in cash for the sale and issuance of the shares and agreed to cause us to consummate a business combination with a privately-held company it identifies on or prior to March 4, 2004.

     Also, on November 11, 2004, as part of the reorganization, Mr. Arturo Campbell was appointed our sole director and Mrs. Erica Anderson resigned as our President/Chief Executive Officer and a director of New Allied and Ms. Judy Hanna resigned as our Secretary/Treasurer and a director of New Allied. We have no executive officers as of the date of this report. Additionally, Mrs. Anderson delivered all 3,011,668 shares of common stock owned of record and beneficially by her to us for cancellation and return to our treasury. The reorganization requires the change of our name to a name designated by Sandwood; the increase in our authorized shares of common stock from 25,000,000 to 250,000,000 shares of common stock and a reverse split in our shares of common stock on the basis of not less than one share for each ten shares of common stock outstanding. Pursuant to the Agreement and Reorganization, we are obligated to issue and sell, immediately following the effectiveness of the reverse stock split, 250,000 newly-issued, restricted shares of our common stock to the Morningstar Trust in consideration for its cancellation of that certain unsecured Promissory Note dated March 1994 in the principal amount of $800,000, bearing interest at the rate of 8.5% per annum, due December 31, 1995, and 1,000,000 newly-issued, restricted shares of our common stock to Patricia Cudd, Esq., in consideration for legal services she performed for us through November 11, 2004.

     On December 1, 2004, our Board of Directors unanimously approved, subject to the approval of our stockholders at a special meeting of stockholders, a proposal to amend our Articles of Incorporation to change the name of our company from "New Allied Development Corporation" to "New Allied Lending, Inc.," to increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares and to effectuate a 1:10 reverse stock split in our outstanding shares of common stock. Under our Bylaws, the affirmative vote of a majority of the shares entitled to vote is required to authorize any matter at a stockholders' meeting. We intend to call a special meeting of our stockholders as soon as possible in order to effectuate the above-described proposal. At the special meeting, Sandwood, which holds approximately 69% of our outstanding shares of common stock, will approve the Articles of Amendment to our Articles of Incorporation implementing the proposal. Effective upon the filing of the Articles of Amendment to the Articles of Incorporation of New Allied in the office of the Colorado Secretary of State, the change of our name to "New Allied Lending, Inc.," the increase in our authorized shares of common stock to 250,000,000 shares and the 1:10 reverse stock split will be effective. We anticipate that the filing of the proposed amendment to our Articles of Incorporation will occur as soon as practicable following the meeting. In conjunction with taking the aforementioned actions, we will take the necessary action to change the symbol under which our common stock trades on the "Pink Sheets" as soon as practicable following the filing of the amendment to our Articles of Incorporation effectuating the name change, the increase in our authorized shares of common stock and the reverse stock split. Our common stock now trades on the "Pink Sheets" under the symbol "NEAL."




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Section 8 - Other Events

Item 8.01 Other Events.

     On December 8, 2004, we filed a preliminary Information Statement on
Schedule 14C with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934 together with a Notice of Special Meeting of Stockholders to be held January 10, 2004, for the purpose of considering and acting upon a proposal to authorize an amendment to our Articles of Incorporation to change our name from "New Allied Development Corporation" to "New Allied Lending, Inc.," to increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares, to effectuate a 1:10 reverse split in our common stock and to transact such other business as may properly come before the meeting, or any adjournment thereof. The Commission notified us that we cannot call the special stockholders' meeting on January 10, 2004, as planned because we are delinquent in our reporting obligations under the Exchange Act. Accordingly, we are taking action to file the requisite reports as soon as possible in order to cure the delinquency. Upon the filing of the requisite reports and notification by the Commission that we can proceed, we will file a preliminary or definitive Information Statement on Schedule 14C with the Commission to again call the proposed special meeting of stockholders in order to approve the amendment to our Articles of Incorporation and implement the above proposal.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number      Description of Exhibit
--------------      ----------------------------------------------------------


          10 Stock Purchase Agreement and Plan of Reorganization dated November 5, 2004, among New Allied Development Corporation, Sandwood Investments, S.A., and Patricia Cudd, Esq.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 3, 2004                    NEW ALLIED DEVELOPMENT CORPORATION
                                                      (Registrant)



                                        By: /s/ Arturo Campbell
                                            ----------------------------------
                                            Arturo Campbell, Director








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                                  EXHIBIT INDEX


Exhibit Number      Description of Exhibit
--------------      -----------------------------------------------------------


          10 Stock Purchase Agreement and Plan of Reorganization dated November 5, 2004, among New Allied Development Corporation, Sandwood Investments, S.A., and Patricia Cudd, Esq.










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